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                                                                   EXHIBIT 10.49



                                                       LOAN & SECURITY AGREEMENT
                                                       (ACCOUNTS AND INVENTORY)

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
OBLIGOR #        NOTE#                             AGREEMENT DATE
6300285773                                         July 31, 2000
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CREDIT LIMIT                  INTEREST RATE                          OFFICER NO./INITIALS
$3,000,000.00                 Base Rate+ .75%                        48134, Stephen Moore
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     THIS AGREEMENT is entered into on July 31, 2000, between Comerica Bank-
                                       -------------          --------------
California ("Bank") as secured party, whose Headquarter Office is 333 West Santa
----------                                                        --------------
Clara Street, San Jose, CA and Provena Foods Inc. ("Borrower"), a Corporation
--------------------------     ------------------                 -----------
whose sole place of business (if it has only one), chief executive office (if it has more than one place of business) or residence (if an individual) is located at 5010 Eucalyptus Ave., Chino, CA. The parties agree as follows:
   -------------------------------

  1. DEFINITIONS
     -----------

     1.1 "Agreement" as used in this Agreement means and includes this Loan & Security Agreement (Accounts and Inventory), any concurrent or subsequent rider to this Loan & Security Agreement (Accounts and Inventory) and any extensions, supplements, amendments or modifications to this Loan & Security Agreement (Accounts and Inventory) and to any such rider.

     1.2 "Bank Expenses" as used in this Agreement means and includes: all costs or expenses required to be paid by Borrower under this Agreement which are paid or advanced by Bank; taxes and insurance premiums of every nature and kind of Borrower paid by Bank; filing, recording, publication and search fees, appraiser fees, auditor fees and costs, and title insurance premiums paid or incurred by Bank in connection with Bank's transactions with Borrower; costs and expenses incurred by Bank in collecting the Receivables (with or without suit) to correct any default or enforce any provision of this Agreement, or in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, disposing of, preparing for sale and/or advertising to sell the Collateral, whether or not a sale is consummated; costs and expenses of suit incurred by Bank in enforcing or defending this Agreement or any portion hereof, including, but not limited to, expenses incurred by Bank in attempting to obtain relief from any stay, restraining order, injunction or similar process which prohibits Bank from exercising any of its rights or remedies; and attorneys' fees and expenses incurred by Bank in advising, structuring, drafting, reviewing, amending, terminating, enforcing, defending or concerning this Agreement, or any portion hereof or any agreement related hereto, whether or not suit is brought. Bank Expenses shall include Bank's in-house legal charges at reasonable rates.

     1.3 "Base Rate" as used in this Agreement means that variable rate of interest so announced by Bank at its headquarters office in San Jose, California as its "Base Rate" from time to time and which serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto.

     1.4 "Borrower's Books" as used in this Agreement means and includes all of the Borrower's books and records including but not limited to: minute books; ledgers; records indicating, summarizing or evidencing Borrower's assets, liabilities, Receivables, business operations or financial condition, and all information relating thereto, computer programs; computer disk or tape files; computer printouts; computer runs; and other computer prepared information and equipment of any kind.

     1.5 "Borrowing Base" as used in this Agreement means the sum of: (1) Eighty
                                                                          ------
  percent (80.000%) of the net amount of Eligible Accounts after deducting
           ------
  therefrom all payments, adjustments and credits applicable thereto ("Accounts Receivable Borrowing Base"); and (2) the amount, if any, of the advances against Inventory agreed to be made pursuant to any Inventory Rider ("Inventory Borrowing Base"), or other rider, amendment or modification to this Agreement, that may now or hereafter be entered into by Bank and Borrower.

     1.6 "Cash Flow" as used in this Agreement means for any applicable period of determination, the Net Income (after deduction for income taxes and other taxes of such person determined by reference to income or profits of such person) for such period, plus, to the extent deducted in computation of such Net Income, the amount of depreciation and amortization expense and the amount of deferred tax liability during such period, all as determined in accordance with GAAP. The applicable period of determination will be N/A, beginning with
                                                            ---
  the period from __________________________ to ______________________________.

     1.7 "Collateral" as used in this Agreement means and includes each and all of the following: the Receivables; the Intangibles; the negotiable collateral, the Inventory; all money, deposit accounts and all other assets of Borrower in which Bank receives a security interest or which hereafter come into the possession, custody or control of Bank; and the proceeds of any of the foregoing, including, but not limited to, proceeds of insurance covering the collateral and any and all Receivables, Intangibles, negotiable collateral, Inventory, equipment, money, deposit accounts or other tangible and intangible property of borrower resulting from the sale or other disposition of the collateral, and the proceeds thereof. Notwithstanding anything to the contrary contained herein, collateral shall not include any waste or other materials which have been or may be designated as toxic or hazardous by Bank.

                                      1.

                                        LOAN & SECURITY AGREEMENT
                                        (Accounts & Inventory)

     1.8 "Credit" as used in this Agreement means all Obligations, except those obligations arising pursuant to any other separate contract, instrument, note, or other separate agreement which, by its terms, provides for a specified interest rate and term.

     1.9 "Current Assets" as used in this Agreement means, as of any applicable date of determination, all cash, non-affiliated customer receivables, United States government securities, claims against the United States government, and inventories.

     1.10 "Current Liabilities" as used in this Agreement means, as of any applicable date of determination, (i) all liabilities of a person that should be classified as current in accordance with GAAP, including without limitation any portion of the principal of the Indebtedness classified as current, plus (ii) to the extent not otherwise included, all liabilities of the Borrower to any of its affiliates whether or not classified as current in accordance with GAAP.

     1.11 "Daily Balance" as used in this Agreement means the amount determined by taking the amount of the Credit owed at the beginning of a given day, adding any new Credit advanced or incurred on such date, and subtracting any payments or collections which are deemed to be paid and are applied by Bank in reduction of the Credit on that date under the provisions of this Agreement.

     1.12 "Eligible Accounts" as used in this Agreement means and includes those accounts of Borrower which are due and payable within Thirty (30) days, or less,
                                                      ------- --
from the date of invoice, have been validly assigned to Bank and strictly comply with all of Borrower's warranties and representations to Bank; but Eligible Accounts shall not include the following: (a) accounts with respect to which the account debtor is an officer, employee, partner, joint venturer or agent of Borrower; (b) accounts with respect to which goods are placed on consignment, guaranteed sale or other terms by reason of which the payment by the account debtor may be conditional; (c) accounts with respect to which the account debtor is not a resident of the United States; (d) accounts with respect to which the account debtor is the United States or any department, agency or instrumentality of the United States; (e) accounts with respect to which the account debtor is any State of the United States or any city, county, town, municipality or division thereof; (f) accounts with respect to which the account debtor is a subsidiary of, related to, affiliated or has common shareholders, officers or directors with Borrower; (g) accounts with respect to which Borrower is or may become liable to the account debtor for goods sold or services rendered by the account debtor to Borrower; (h) accounts not paid by an account debtor within ninety (90) days from the date of the invoice; (i) accounts with respect to which account debtors dispute liability or make any claim, or have any defense, crossclaim, counterclaim, or offset; a) accounts with respect to which any Insolvency Proceeding is filed by or against the account debtor, or if an account debtor becomes insolvent, fails or goes out of business; and (k) accounts owed by any single account debtor which exceed twenty percent (20%) of all of the Eligible Accounts; and (l) accounts with a particular account debtor on which over twenty-five percent (25%) of the aggregate amount owing is greater than ninety (90) days from the date of the invoice.

     1.13 "Event of Default" as used in this Agreement means those events described in Section 7 contained herein below.

     1.14 "Fixed Charges" as used in this Agreement means and includes for any applicable period of determination, the sum, without duplication, of (a) all interest paid or payable during such period by a person on debt of such person, plus (b) all payments of principal or other sums paid or payable during such period by such person with respect to debt of such person having a final maturity more than one year from the date of creation of such debt, plus (c) all debt discount and expense amortized or required to be amortized during such period by such person, plus (d) the maximum amount of all rents and other payments paid or required to be paid by such person during such period under any lease or other contract or arrangement providing for use of real or personal property in respect of which such person is obligated as a lessee, use or obligor, plus (e) all dividends and other distributions paid or payable by such person or otherwise accumulating during such period on any capital stock of such person, plus (f) all loans or other advances made by such person during such period to any Affiliate of such person. The applicable period of determination will be N/A, beginning with the period from _______________ to ________________.
        ---

     1.15 "GAAP" as used in this Agreement means as of any applicable period, generally accepted accounting principles in effect during such period.

     1.16 "Insolvency Proceeding" as used in this Agreement means and includes any proceeding or case commenced by or against the Borrower, or any guarantor of Borrower's Obligations, or any of Borrower's account debtors, under any provisions of the Bankruptcy Code, as amended, or any other bankruptcy or insolvency law, including but not limited to assignments for the benefit of creditors, formal or informal moratoriums, composition or extensions with some or all creditors, any proceeding seeking a reorganization, arrangement or any other relief under the Bankruptcy code, as amended, or any other bankruptcy or insolvency law.

     1.17 "Intangibles" as used in this Agreement means and includes all of Borrower's present and future general Intangibles and other personal property (including, without limitation, any and all rights in any legal proceedings, goodwill, patents, trade names, copyrights, trademarks, blueprints, drawings, purchase orders, computer programs, computer disks, computer tapes, literature, reports, catalogs and deposit accounts) other than goods and Receivables, as well as Borrower's Books relating to any of the foregoing.

                                      2.

                                        LOAN & SECURITY AGREEMENT
                                        (Accounts & Inventory)

     1.18 "Inventory" as used in this Agreement means and includes all present and future inventory in which Borrower has any interest, including, but not limited to, goods held by Borrower for sale or lease or to be furnished under a contract of service and all of Borrower's present and future raw materials, work in process, finished goods, advertising materials, and packing and shipping materials, wherever located and any documents of title representing any of the above, and any equipment, fixtures or other property used in the storing, moving, preserving, identifying, accounting for and shipping or preparing for the shipping of inventory, and any and all other items hereafter acquired by Borrower by way of substitution, replacement, return, repossession or otherwise, and all additions and accessions thereto, and the resulting product or mass, and any documents of title respecting any of the above.

     1.19 "Net Income" as used in this agreement means the net income (or loss) of a person for any period determined in accordance with GAAP but excluding in any event:

          (a) any gains or losses on the sale or other disposition, not in the ordinary course of business, of investments or fixed or capital assets, and any taxes on the excluded gains and any tax deductions or credits on account on any excluded losses; and

          (b) in the case of the Borrower, net earnings of any Person in which Borrower has an ownership interest, unless such net earnings shall have actually been received by Borrower in the form of cash distributions.

     1.20 "Judicial Officer or Assignee" as used in this Agreement means and includes any trustee, receiver, controller, custodian, assignee for the benefit of creditors or any other person or entity having powers or duties like or similar to the powers and duties of trustee, receiver, controller, custodian or assignee for the benefit of creditors.

     1.21 "Obligations" as used in this Agreement means and includes any and all loans, advances, overdrafts, debts, liabilities (including, without limitation, any and all amounts charged to Borrower's account pursuant to any agreement authorizing Bank to charge Borrower's account), obligations, lease payments, guaranties, covenants and duties owing by Borrower to Bank of any kind and description whether advanced pursuant to or evidenced by this Agreement; by any note or other instrument; or by any other agreement between Bank and Borrower and whether or not for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including, without limitation, any debt, liability or obligation owing from Borrower to others which Bank may have obtained by assignment, participation, purchase or otherwise, and further including, without limitation, all interest not paid when due and all Bank Expenses which Borrower is required to pay or reimburse by this Agreement, by law, or otherwise.

     1.22 "Person" or "person" as used in this Agreement means and includes any individual, corporation, partnership, joint venture, association, trust, unincorporated association, joint stock company, government, municipality, political subdivision or agency or other entity.

     1.23 "Receivables" as used in this Agreement means and includes all presently existing and hereafter arising accounts, instruments, documents, chattel paper, general intangibles, all other forms of obligations owing to Borrower, all of Borrower's rights in, to and under all purchase orders heretofore or hereafter received, all moneys due to Borrower under all contracts or agreements (whether or not yet earned or due), all merchandise returned to or reclaimed by Borrower and the Borrower's books (except minute books) relating to any of the foregoing.

     1.24 "Subordinated Debt" as used in this Agreement means indebtedness of the Borrower to third parties which has been subordinated to the Obligations pursuant to a subordination agreement in form and content satisfactory to the Bank.

     1.25 "Subordination Agreement" as used in this Agreement a subordination agreement in form satisfactory to Bank making all present and future Indebtedness of the Borrower to N/A subordinate to the Obligations.
                                ---

     1.26 "Tangible Effective Net Worth" as used in this Agreement means net worth as determined in accordance with GAAP consistently applied, increased by Subordinated Debt if any, and decreased by the following: patents, licenses, goodwill, subscription lists, organization expenses, trade receivables converted to notes, and money due from affiliates (including officers, directors, subsidiaries and commonly held companies.

     1.27 "Tangible Net Worth" as used in this Agreement means, as of any applicable date of determination, the excess of:

          a. the net book value of all assets of a person (other than patents, patent rights, trademarks, trade names, franchises, copyrights, licenses, goodwill, and similar intangible assets) after all appropriate deductions in accordance with GAAP (including, without limitation, reserves for doubtful receivables, obsolescence, depreciation and amortization), over

          b. all total liabilities of such person.

     1.28 "Total Liabilities" as used in this Agreement means the total of all items of indebtedness, obligation or liability which, in accordance with GAAP consistently applied, would be included in determining the total liabilities of the Borrower as of the date Total Liabilities is to be determined, including without limitation (a) all obligations secured by any mortgage, pledge, security interest or other lien on property owned or acquired, whether or not the obligations secured thereby shall have been assumed; (b) all obligations which are capitalized lease obligations; and (c) all guaranties, endorsements or other contingent or surety obligations with respect to the indebtedness of others, whether

                                      3.

                                   LOAN & SECURITY AGREEMENT
                                   (Accounts & Inventory)

   or not reflected on the balance sheets of the Borrower, including any obligation to furnish funds, directly or indirectly through the purchase of goods, supplies, services, or by way of stock purchase, capital contribution, advance or loan or any obligation to enter into a contract for any of the foregoing.

     1.29 "Working Capital" as used in this Agreement means, as of any applicable date of determination, Current Assets less Current Liabilities.

     1.30 Any and all terms used in this Agreement shall be construed and defined in accordance with the meaning and definition of such terms under and pursuant to the California Uniform Commercial Code (hereinafter referred to as the "Code") as amended.

2. LOAN AND TERMS OF PAYMENT
   -------------------------
   For value received, Borrower promises to pay to the order of Bank such amount, as provided for below, together with interest, as provided for below.

     2.1 Upon the request of Borrower, made at any time and from time to time during the term hereof, and so long as no Event of Default has occurred, Bank shall lend to Borrower an amount equal to the Borrowing Base; provided, however, that in no event shall Bank be obligated to make advances to Borrower under this Section 2.1 whenever the Daily Balance exceeds, at any time, either the Borrowing Base or the sum of Three Million and no/100
                                                 ------------------------
   ($3,000,000.00), such amount being referred to herein as "Overadvance".
     ------------
     2.2 Except as hereinbelow provided, the Credit shall bear interest, on the Daily Balance owing, at a rate of 75/100 (*.75%) percentage points per annum
                                     ------  ----
   above the Base Rate (the "Rate"). The Credit shall bear interest, from and after the occurrence of an Event of Default and without constituting a waiver of any such Event of Default, on the Daily Balance owing, at a rate three (3) percentage points per annum above the Rate. All interest chargeable under this Agreement that is based upon a per annum calculation shall be computed on the basis of a three hundred sixty (360) day year for actual days elapsed.

   *SEE ADDENDUM ATTACHED HERETO AND MADE A PART HEREOF FOR RATE OPTION.

     The Base Rate as of the date of this Agreement is Nine and 5/10 (9.500 %)
                                                     -------------  -----
   per annum. In the event that the Base Rate announced is, from time to time hereafter, changed, adjustment in the Rate shall be made and based on the Base Rate in effect on the date of such change. The Rate, as adjusted, shall apply to the Credit until the Base Rate is adjusted again. The minimum interest payable by the Borrower under this Agreement shall in no event be less than N/A per month. All interest payable by Borrower under the Credit
             ---
   shall be due and payable on the first day of each calendar month during the term of this Agreement. A late payment charge equal to 5% of each late payment may be charged on any payment not received by the Bank within 10 calendar days after the payment due date, but acceptance of payment of this charge shall not waive any Default under this Agreement.

     2.3 Without affecting Borrower's obligation to repay immediately any Overadvance in accordance with Section 2.1 hereof, all Overadvances shall bear additional interest on the amount thereof at a rate equal to N/A%)
                                                                     ---
   percentage points per month in excess of the interest rate set forth in
   Section 2.2, from the date incurred and for each month thereafter, until repaid in full.

3. TERM.
   ----

     3.1 This Agreement shall remain in full force and effect until terminated by notice, by either party. Notice of such termination shall be effectuated by mailing of a registered or certified letter not less than thirty (30) days prior to the effective date of such termination, addressed to the other party at the address set forth herein and the termination shall be effective as of the date so fixed in such notice. Notwithstanding the foregoing, should Borrower be in default of one or more of the provisions of this Agreement, Bank may terminate this Agreement at any time without notice. Notwithstanding the foregoing, should either Bank or Borrower become insolvent or unable to meet its debts as they mature, or fail, suspend, or go out of business, the other party shall have the right to terminate this Agreement at any time without notice. On the date of termination all Obligations shall become immediately due and payable without notice or demand; no notice of termination by Borrower shall be effective until Borrower shall have paid all Obligations to Bank in full. Notwithstanding termination, until all Obligations have been fully satisfied, Bank shall retain its security interest in all existing Collateral and Collateral arising thereafter, and Borrower shall continue to perform all of its Obligations.

     3.2 After termination and when Bank has received payment in full of Borrower's Obligations to Bank, Bank shall reassign to Borrower all Collateral held by Bank, and shall execute a termination of all security agreements and security interests given by Borrower to Bank, upon the execution and delivery of mutual general releases.

4. CREATION OF SECURITY INTEREST
   -----------------------------

     4.1 Borrower hereby grants to Bank a continuing security interest in all presently existing and hereafter arising Collateral in order to secure prompt repayment of any and all Obligations owed by Borrower to Bank and in order to secure prompt performance by Borrower of each and all of its covenants and Obligations under this Agreement and otherwise created. Bank's security interest in the Collateral shall attach to all Collateral without further act on the part of Bank or Borrower. In the event that any Collateral, including proceeds, is evidenced by or consists of a letter of credit,

                                      4.

                                   LOAN & SECURITY AGREEMENT
                                   (Accounts & Inventory)

advice of credit, instrument, money, negotiable documents, chattel paper or similar property (collectively, "Negotiable Collateral"), Borrower shall, immediately upon receipt thereof, endorse and assign such Negotiable Collateral over to Bank and deliver actual physical possession of the Negotiable Collateral to Bank.

     4.2 Bank's security interest in Receivables shall attach to all Receivables without further act on the part of Bank or Borrower. Upon request from Bank, Borrower shall provide Bank with schedules describing all Receivables created or acquired by Borrower (including without limitation agings listing the names and addresses of, and amounts owing by date by account debtors), and shall execute and deliver written assignments of all Receivables to Bank all in a form acceptable to Bank, provided, however, Borrower's failure to execute and deliver such schedules and/or assignments shall not affect or limit Bank's security interest and other rights in and to the Receivables. Together with each schedule, Borrower shall furnish Bank with copies of Borrower's customers' invoices or the equivalent, and original shipping or delivery receipts for all merchandise sold, and Borrower warrants the genuineness thereof. Bank or Bank's designee may notify customers or account debtors of collection costs and expenses to Borrower's account but, unless and until Bank does so or gives Borrower other written instructions, Borrower shall collect all Receivables for Bank, receive in trust all payments thereon as Bank's trustee, and, if so requested to do so from Bank, Borrower shall immediately deliver said payments to Bank in their original form as received from the account debtor and all letters of credit, advices of credit, instruments, documents, chattel paper or any similar property evidencing or constituting Collateral. Notwithstanding anything to the contrary contained herein, if sales of Inventory are made for cash, Borrower shall immediately deliver to Bank, in identical form, all such cash, checks, or other forms of payment which Borrower receives. The receipt of any check or other item of payment by Bank shall not be considered a payment on account until such check or other item of payment is honored when presented for payment, in which event, said check or other item of payment shall be deemed to have been paid to Bank Two (2) calendar days after the date Bank actually
                       ---  -
receives such check or other item of payment.

     4.3 Bank's security interest in Inventory shall attach to all Inventory without further act on the part of Bank or Borrower. Upon Bank's request Borrower will from time to time at Borrower's expense pledge, assemble and deliver such Inventory to Bank or to a third party as Bank's bailee; or hold the same in trust for Bank's account or store the same in a warehouse in Bank's name; or deliver to Bank documents of title representing said Inventory; or evidence of Bank's security interest in some other manner acceptable to Bank. Until a default by Borrower under this Agreement or any other Agreement between Borrower and Bank, Borrower may, subject to the provisions hereof and consistent herewith, sell the Inventory, but only in the ordinary course of Borrower's business. A sale of Inventory in Borrower's ordinary course of business does not include an exchange or a transfer in partial or total satisfaction of a debt owing by Borrower.

     4.4 Borrower shall execute and deliver to Bank concurrently with Borrower's execution of this Agreement, and at any time or times hereafter at the request of Bank, all financing statements, continuation financing statements, security agreements, mortgages, assignments, certificates of title, affidavits, reports, notices, schedules of accounts, letters of authority and all other documents that Bank may request, in form satisfactory to Bank, to perfect and maintain perfected Bank's security interest in the Collateral and in order to fully consummate all of the transactions contemplated under this Agreement. Borrower hereby irrevocably makes, constitutes and appoints Bank (and any of Bank's officers, employees or agents designated by Bank) as Borrower's true and lawful attorney-in-fact with power to sign the name of Borrower on any financing statements, continuation financing statements, security agreement, mortgage, assignment, certificate of title, affidavit, letter of authority, notice of other similar documents which must be executed and/or filed in order to perfect or continue perfected Bank's security interest in the Collateral.

     Borrower shall make appropriate entries in Borrower's Books disclosing Bank's security interest in the Receivables. Bank (through any of its officers, employees or agents) shall have the right at any time or times hereafter during Borrower's usual business hours, or during the usual business hours of any third party having control over the records of Borrower, to inspect and verify Borrower's Books in order to verify the amount or condition of, or any other matter, relating to, said Collateral and Borrower's financial condition.

     4.5 Borrower appoints Bank or any other person whom Bank may designate as Borrower's attorney-in-fact, with power: to endorse Borrower's name on any checks, notes, acceptances, money order, drafts or other forms of payment or security that may come into Bank's possession; to sign Borrower's name on any invoice or bill of lading relating to any Receivables, on drafts against account debtors, on schedules and assignments of Receivables, on verifications of Receivables and on notices to account debtors; to establish a lock box arrangement and/or to notify the post office authorities to change the address for delivery of Borrower's mail addressed to Borrower to an address designated by Bank, to receive and open all mail addressed to Borrower, and to retain all mail relating to the Collateral and forward all other mail to Borrower; to send, whether in writing or by telephone, requests for verification of Receivables; and to do all things necessary to carry out this Agreement. Borrower ratifies and approves all acts of the attorney-in-fact. Neither Bank nor its attorney-in-fact will be liable for any acts or omissions or for any error of judgement or mistake of fact or law. This power being coupled with an interest, is irrevocable so long as any Receivables in which Bank has a security interest remain unpaid and until the Obligations have been fully satisfied.

     4.6 In order to protect or perfect any security interest which Bank is granted hereunder, Bank may, in its sole discretion, discharge any lien or encumbrance or bond the same, pay any insurance, maintain guards, warehousemen, or any personnel to protect the Collateral, pay any service bureau, or, obtain any records, and all costs for the same shall be added to the Obligations and shall be payable on demand.

     4.7 Borrower agrees that Bank may provide information relating to this Agreement or relating to Borrower to Bank's parent, affiliates, subsidiaries and service providers.

                                      5.

                                                       LOAN & SECURITY AGREEMENT
                                                       (Accounts & Inventory)

5.   CONDITIONS PRECEDENT
     --------------------

          5.1 Conditions precedent to the making of the loans and the extension of the financial accommodations hereunder, Borrower shall execute, or cause to be executed, and deliver to Bank, in form and substance satisfactory to Bank and its counsel, the following:

               a. This Agreement and other documents required by Bank;

               b. Financing statements (Form UCC-1 ) in form satisfactory to Bank for filing and recording with the appropriate governmental authorities;

               c. If Borrower is a corporation, then certified extracts from the minutes of the meeting of its board of directors, authorizing the borrowings and the granting of the security interest provided for herein and authorizing specific officers to execute and deliver the agreements provided for herein;

               d. If Borrower is a corporation, then a certificate of good standing showing that Borrower is in good standing under the laws of the state of its incorporation and certificates indicating that Borrower is qualified to transact business and is in good standing in any other state in which it conducts business;

               e. If Borrower is a partnership, then a copy of Borrower's partnership agreement certified by each general partner of Borrower;

               f. UCC searches, tax lien and litigation searches, fictitious business statement filings, insurance certificates, notices or other similar documents which Bank may require and in such form as Bank may require, in order to reflect, perfect or protect Bank's first priority security interest in the Collateral and in order to fully consummate all of the transactions contemplated under this Agreement;

               g. Evidence that Borrower has obtained insurance and acceptable endorsements;

               h. Waivers executed by landlords and mortgagees of any real property on which any Collateral is located; and

               i. Warranties and representations of officers.

6.   WARRANTIES, REPRESENTATIONS AND COVENANTS.
     -----------------------------------------

          6.1 If so requested by Bank, Borrower shall, at such intervals designated by Bank, during the term hereof execute and deliver a Report of Accounts Receivable or similar report, in form customarily used by Bank. Borrower's Borrowing Base at all times pertinent hereto shall not be less than the advances made hereunder. Bank shall have the right to recompute Borrower's Borrowing Base in conformity with this Agreement.

          6.2 If any warranty is breached as to any account, or any account is not paid in full by an account debtor within Ninety ( 90 ) days from the
                                                  ------  ----
     date of invoice, or an account debtor disputes liability or makes any claim with respect thereto, or a petition in bankruptcy or other application for relief under the Bankruptcy Code or any other insolvency law is filed by or against an account debtor, or an account debtor makes an assignment for the benefit of creditors, becomes insolvent, fails or goes out of business, then Bank may deem ineligible any and all accounts owing by that account debtor, and reduce Borrower's Borrowing Base by the amount thereof. Bank shall retain its security interest in all Receivables and accounts, whether eligible or ineligible, until all Obligations have been fully paid and satisfied. Returns and allowances, if any, as between Borrower and its customers, will be on the same basis and in accordance with the usual customary practices of the Borrower, as they exist at this time. Any merchandise which is returned by an account debtor or otherwise recovered shall be set aside, marked with Bank's name, and Bank shall retain a security interest therein. Borrower shall promptly notify Bank of all disputes and claims and settle or adjust them on terms approved by Bank. After default by Borrower hereunder, no discount, credit or allowance shall be granted to any account debtor by Borrower and no return of merchandise shall be accepted by Borrower without Bank's consent. Bank may, after default by Borrower, settle or adjust disputes and claims directly with account debtors for amounts and upon terms which Bank considers advisable, and in such cases Bank will credit Borrower's account with only the net amounts received by Bank in payment of the accounts, after deducting all Bank Expenses in connection therewith.

          6.3  Borrower warrants, represents, covenants and agrees that:

               a. Borrower has good and marketable title to the Collateral. Bank has and shall continue to have a first priority perfected security interest in and to the Collateral. The Collateral shall at all times remain free and clear of all liens, encumbrances and security interests (except those in favor of Bank).

               b. All accounts are and will, at all times pertinent hereto, be bona fide existing obligations created by the sale and delivery of merchandise or the rendition of services to account debtors in the ordinary course of business, free of liens, claims, encumbrances and security interests (except as held by Bank and except as may be consented to, in writing, by Bank) and are unconditionally owed to Borrower without defenses, disputes, offsets, counterclaims, rights of return or cancellation, and Borrower shall have received no notice of actual or imminent bankruptcy or insolvency of any account debtor at the time an account due from such account debtor is assigned to Bank.

                                       6.

                                                       LOAN & SECURITY AGREEMENT
                                                       (Accounts & Inventory)

               c. At the time each account is assigned to Bank, all property giving rise to such account shall have been delivered to the account debtor or to the agent for the account debtor for immediate shipment to, and unconditional acceptance by, the account debtor. Borrower shall deliver to Bank, as Bank may from time to time require, delivery receipts, customer's purchase orders, shipping instructions, bills of lading and any other evidence of shipping arrangements. Absent such a request by Bank, copies of all such documentation shall be held by Borrower as custodian for Bank.

          6.4 At the time each eligible account is assigned to Bank, all such eligible accounts will be due and payable on terms set forth in Section 1.12, or on such other terms approved in writing by Bank in advance of the creation of such accounts and which are expressly set forth on the face of all invoices, copies of which shall be held by Borrower as custodian for Bank. and no such eligible account will then be past due.

          6.5 Borrower shall keep the Inventory only at the following locations: ________________________________________________________________
     and the owner or mortgagees of the respective locations are:
     __________________________________________________________________________.

               a. Borrower, immediately upon demand by Bank therefor, shall now and from time to time hereafter, at such intervals as are requested by Bank, deliver to Bank, designations of Inventory specifying Borrower's cost of Inventory, the wholesale market value thereof and such other matters and information relating to the Inventory as Bank may request;

               b. Borrower's Inventory, valued at the lower of Borrower's cost or the wholesale market value thereof, at all times pertinent hereto shall not be less than N/A Dollars ($ N/A) of which no
                                             ---           ----
               less than N/A Dollars ($ N/A) shall be in raw materials and
                         ---           ----
               finished goods;

               c. All of the Inventory is and shall remain free from all purchase money or other security interests, liens or encumbrances, except as held by Bank;

               d. Borrower does now keep and hereafter at all times shall keep correct and accurate records itemizing and describing the kind, type, quality and quantity of the Inventory, its cost therefor and selling price thereof, and the daily withdrawals therefrom and additions thereto, all of which records shall be available upon demand to any of Bank's officers, agents and employees for inspection and copying;

               e. All Inventory, now and hereafter at all times, shall be new Inventory of good and merchantable quality free from defects;

               f. Inventory is not now and shall not at any time or times hereafter be located or stored with a bailee, warehouseman or other third party without Bank's prior written consent, and, in such event, Borrower will concurrently therewith cause any such bailee, warehouseman or other third party to issue and deliver to Bank, in a form acceptable to Bank, warehouse receipts in Bank's name evidencing the storage of Inventory or other evidence of Bank's prior rights in the Inventory. In any event, Borrower shall instruct any third party to hold all such Inventory for Bank's account subject to Bank's security interests and its instructions; and

               g. Bank shall have the right upon demand now and/or at all times hereafter, during Borrower's usual business hours, to inspect and examine the Inventory and to check and test the same as to quality, quantity, value and condition and Borrower agrees to reimburse Bank for Bank's reasonable costs and expenses in so doing.

          6.6 Borrower represents, warrants and covenants with Bank that Borrower will not, without Bank's prior written consent:

               a. Grant a security interest in or permit a lien, claim or encumbrance upon any of the Collateral to any person, association, firm, corporation, entity or governmental agency or instrumentality;

               b. Permit any levy, attachment or restraint to be made affecting any of Borrower's assets;

               c. Permit any Judicial Officer or Assignee to be appointed or to take possession of any or all of Borrower's

               d. Other than sales of Inventory in the ordinary course of Borrower's business, to sell, lease, or otherwise dispose of, move, or transfer, whether by sale or otherwise, any of Borrower's assets;

               e. Change its name, business structure, corporate identity or structure; add any new fictitious names, liquidate, merge or consolidate with or into any other business organization;

               f. Move or relocate any Collateral;

               g. Acquire any other business organization;

                                       7.

                                                       LOAN & SECURITY AGREEMENT
                                                       (Accounts & Inventory)

               h. Enter into any transaction not in the usual course of Borrower's business;

               i. Make any investment in securities of any person, association, firm, entity, or corporation other than the securities of the United States of America;

               j. Make any change in Borrower's financial structure or in any of its business objectives, purposes or operations which would adversely affect the ability of Borrower to repay Borrower's Obligations;

               k. Incur any debts outside the ordinary course of Borrower's business except renewals or extensions of existing debts and interest thereon;

               l. Make any advance or loan except in the ordinary course of Borrower's business as currently conducted;

               m. Make loans, advances or extensions of credit to any Person, except for sales on open account and otherwise in the ordinary course of business;

               n. Guarantee or otherwise, directly or indirectly, in any way be or become responsible for obligations of any other person, whether by agreement to purchase the indebtedness of any other Person, agreement for the furnishing of funds to any other Person through the furnishing of goods, supplies or services, by way of stock purchase, capital contribution, advance or loan, for the purpose of paying or discharging (or causing the payment or discharge of) the indebtedness of any other person, or otherwise, except for the endorsement of negotiable instruments by the Borrower in the ordinary course of business for deposit or collection;

               o. (a) Sell, lease, transfer or otherwise dispose of properties and assets having an aggregate book value of more than N/A
                                                                      ----------
               Dollars ($ N/A ) (whether in one transaction or in a series of
                         -----
               transactions) except as to the sale of Inventory in the ordinary course of business; (b) change its name, consolidate with or merge into any other corporation, permit another corporation to merge into it, acquire all or substantially all the properties or assets of any other Person, enter into any reorganization or recapitalization or reclassify its capital stock, or (c) enter into any sale-leaseback transaction;

               p. Purchase or hold beneficially any stock or other securities of, or make any investment or acquire any interest whatsoever in, any other Person, except for the common stock of the Subsidiaries owned by the Borrower on the date of this Agreement and except for certificates of deposit with maturities of one year or less of United States commercial banks with capital, surplus and undivided profits in excess of One Hundred Million Dollars ($100,000,000) and direct obligations of the United States Government maturing within one year from the date of acquisition thereof;

               q. Allow any fact, condition or event to occur or exist with respect to any employee pension or profit sharing plans established or maintained by it which might constitute grounds for termination of any such plan or for the court appointment of a trustee to administer any such plan.

          6.7 Borrower is not a merchant whose sales for resale of goods for personal, family or household purposes exceeded seventy-five percent (75 %) in dollar volume of its total sales of all goods during the twelve (12) months preceding the filing by Bank of a financing statement describing the Collateral. At no time hereafter shall Borrower's sales for resale goods for personal, family or household purposes exceed seventy-five percent (75 %) in dollar volume of its total sales.

          6.8 Borrower's sole place of business or chief executive office or residence is located at the address indicated above and Borrower covenants and agrees that it will not, during the term of this Agreement, without prior written notification to Bank, relocate said sole place of business or chief executive office or residence.

          6.9 If Borrower is a corporation, Borrower represents, warrants and covenants as follows:

               a. Borrower will not make any distribution or declare or pay any dividend (in stock or in cash) to any shareholder or on any of its capital stock, of any class, whether now or hereafter outstanding, or purchase, acquire, repurchase, or redeem or retire any such capital stock;

               b. Borrower is and shall at all times hereafter be a corporation duly organized and existing in good standing under the laws of the state of its incorporation and qualified and licensed to do business in California or any other state in which it conducts its business;

                                       8.

                                                       LOAN & SECURITY AGREEMENT
                                                       (Accounts & Inventory)

               c. Borrower has the right and power and is duly authorized to enter into this Agreement; and

               d. The execution by Borrower of this Agreement shall not constitute a breach of any provision contained in Borrower's articles of incorporation or by-laws.

          6.10 The execution of and performance by Borrower of all of the terms and provisions contained in this Agreement shall not result in a breach of or constitute an event of default under any agreement to which Borrower is now or hereafter becomes a party.

          6.11 Borrower shall promptly notify Bank in writing of its acquisition by purchase, lease or otherwise of any after acquired property of the type included in the Collateral, with the exception of purchases of Inventory in the ordinary course of business.

          6.12 All assessments and taxes, whether real, personal or otherwise, due or payable by, or imposed, levied or assessed against, Borrower or any of its property have been paid, and shall hereafter be paid in full, before delinquency. Borrower shall make due and timely payment or deposit of all federal, state and local taxes, assessments or contributions required of it by law, and will execute and deliver to Bank, on demand, appropriate certificates attesting to the payment or deposit thereof. Borrower will make timely payment or deposit of all F.I.C.A. payments and withholding taxes required of it by applicable laws, and will upon request furnish Bank with proof satisfactory to it that Borrower has made such payments or deposit. If Borrower fails to pay any such assessment, tax, contribution, or make such deposit, or furnish the required proof, Bank may, in its sole and absolute discretion and without notice to Borrower, (i) make payment of the same or any part thereof, or (ii) set up such reserves in Borrower's account as Bank deems necessary to satisfy the liability therefor, or both. Bank may conclusively rely on the usual statements of the amount owing or other official statements issued by the appropriate governmental agency. Each amount so paid or deposited by Bank shall constitute a Bank Expense and an additional advance to Borrower.

          6.13 There are no actions or proceedings pending by or against Borrower or any guarantor of Borrower before any court or administrative agency and Borrower has no knowledge of any pending, threatened or imminent litigation, governmental investigations or claims, complaints, actions or prosecutions involving Borrower or any guarantor of Borrower, except as heretofore specifically disclosed in writing to Bank. If any of the foregoing arise during the term of the Agreement, Borrower shall immediately notify Bank in writing.

          6.14 a. Borrower, at its expense, shall keep and maintain its assets insured against loss or damage by fire, theft, explosion, sprinklers and all other hazards and risks ordinarily insured against by other owners who use such properties in similar businesses for the full insurable value thereof. Borrower shall also keep and maintain business interruption insurance and public liability and property damage insurance relating to Borrower's ownership and use of the Collateral and its other assets. All such policies of insurance shall be in such form, with such companies, and in such amounts as may be satisfactory to Bank. Borrower shall deliver to Bank certified copies of such policies of insurance and evidence of the payments of all premiums therefor. All such policies of insurance (except those of public liability and property damage) shall contain an endorsement in a form satisfactory to Bank showing Bank as a loss payee thereof, with a waiver of warranties (Form 438-BFU), and all proceeds payable thereunder shall be payable to Bank and, upon receipt by Bank, shall be applied on account of the Obligations owing to Bank. To secure the payment of the Obligations, Borrower grants Bank a security interest in and to all such policies of insurance (except those of public liability and property damage) and the proceeds thereof, and Borrower shall direct all insurers under such policies of insurance to pay all proceeds thereof directly to Bank.

          b. Borrower hereby irrevocably appoints Bank (and any of Bank's officers, employees or agents designated by Bank) as Borrower's attorney for the purpose of making, selling and adjusting claims under such policies of insurance, endorsing the name of Borrower on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect to such policies of insurance. Borrower will not cancel any of such policies without Bank's prior written consent. Each such insurer shall agree by endorsement upon the policy or policies of insurance issued by it to Borrower as required above, or by independent instruments furnished to Bank, that it will give Bank at least ten (10) days written notice before any such policy or policies of insurance shall be altered or cancelled, and that no act or default of Borrower, or any other person, shall affect the right of Bank to recover under such policy or policies of insurance required above or to pay any premium in whole or in part relating thereto. Bank, without waiving or releasing any Obligations or any Event of Default, may, but shall have no obligation to do so, obtain and maintain such policies of insurance and pay such premiums and take any other action with respect to such policies which Bank deems advisable. All sums so disbursed by Bank, as well as reasonable attorneys' fees, court costs, expenses and other charges relating thereto, shall constitute Bank Expenses and are payable on demand.

                                       9.

                                                       LOAN & SECURITY AGREEMENT
                                                       (Accounts & Inventory)

     6.15 All financial statements and information relating to Borrower which have been or may hereafter be delivered by Borrower to Bank are true and correct and have been prepared in accordance with GAAP consistently applied and there has been no material adverse change in the financial condition of Borrower since the submission of such financial information to Bank.

     6.16 a. Borrower at all times hereafter shall maintain a standard and modern system of accounting in accordance with GAAP consistently applied with ledger and account cards and/or computer tapes and computer disks, computer printouts and computer records pertaining to the Collateral which contain information as may from time to time be requested by Bank, not modify or change its method of accounting or enter into, modify or terminate any agreement presently existing, or at any time hereafter entered into with any third party accounting firm and/or service bureau for the preparation and/or storage of Borrower's accounting records without the written consent of Bank first obtained and without said accounting firm and/or service bureau agreeing to provide information regarding the Receivables and Inventory and Borrower's financial condition to Bank; permit Bank and any of its employees, officers or agents, upon demand, during Borrower's usual business hours, or the usual business hour of third persons having control thereof, to have access to and examine all of the Borrower's Books relating to the Collateral, Borrower's Obligations to Bank, Borrower's financial condition and the results of Borrower's operations and in connection therewith, permit Bank or any of its agents, employees or officers to copy and make extracts therefrom.

          b. Borrower shall deliver to Bank within twenty (20) days after the end of each Month, a COMPANY PREPARED balance sheet and profit and
                      -----    ----------------
          loss statement covering Borrower's operations and deliver to Bank within ninety (90) days after the end of each of Borrower's fiscal years a(n) AUDITED statement of the financial condition of the
                     -------
          Borrower for each such fiscal year, including but not limited to, a balance sheet and profit and loss statement and any other report requested by Bank relating to the Collateral and the financial condition of Borrower, and a certificate signed by an authorized employee of Borrower to the effect that all reports, statements, computer disk or tape files, computer printouts, computer runs, or other computer prepared information of any kind or nature relating to the foregoing or documents delivered or caused to be delivered to Bank under this subparagraph are complete, correct and thoroughly present the financial condition of Borrower and that there exists on the date of delivery to Bank no condition or event which constitutes a breach or Event of Default under this Agreement.


          c. In addition to the financial statements requested above, the Borrower agrees to provide Bank with the following schedules:

               xx         Accounts Receivable Agings        on a    Monthly           basis *
          ----------------                                       ---------------------

               xx         Accounts Payable Agings           on a    Monthly           basis *
          ----------------                                       ---------------------

          ________________Job Progress Reports              on a _____________________basis; and

               xx  Inventory                                on a    Monthly           basis
          -----------------------------------------              ---------------------
               Borrowing Base Certificate on a Monthly basis within 20 days of month end.

             *Within 20 days of month end.
     6.17 Borrower shall maintain the following financial ratios and covenants on a consolidated and non-consolidated basis:

          a. Working Capital in an amount not less than    N/A
                                                       -------------------------
          ______________________________________________________________________
          b. Tangible Effective Net Worth in an amount not less than
          $9,000,000.00
          ----------------------------------------------------------------------
          ______________________________________________________________________
          c. a ratio of Current Assets to Current Liabilities of not less than
          N/A
          ----------------------------------------------------------------------
          ______________________________________________________________________
          d. a quick ratio of cash plus securities plus Receivables to Current liabilities of not less than 0.40:1.00 To step up 0.05 every 6 months
                                      ------------------------------------------
          beginning at December 31, 2000 to stop at 0.60:1.00 at December 31,
          ----------------------------------------------------------------------
          2001
          -------------------
          e. a ratio of Total liabilities (less debt subordinated to Bank) to Tangible Effective Net Worth of less than 2.00:1.00
                                                   -----------------------------
          ______________________________________________________________________
          f. a ratio of Cash Flow to Fixed Charges of not less than      N/A
                                                                   -------------
          ______________________________________________________________________
          g. Net Income after taxes of        N/A
                                      ------------------------------------------
          ______________________________________________________________________
          h. Borrower shall not without Bank's prior written consent acquire or expend for or commit itself to acquire or expend for fixed assets by lease, purchase or otherwise in an aggregate amount that exceeds N/A
                                                                          ------
          __________________________________________ Dollars ($________________)
          in any fiscal year; and
          i. ___________________________________________________________________
          ______________________________________________________________________
          ______________________________________________________________________
          ______________________________________________________________________

     All financial covenants shall be computed in accordance with GAAP consistently applied except as otherwise specifically set forth in this Agreement. All monies due from affiliates (including officers, directors and shareholders) shall be excluded from Borrower's assets for all purposes hereunder.

                                      10.

                                                       LOAN & SECURITY AGREEMENT
                                                       (Accounts & Inventory)

     6.18 Borrower shall promptly supply Bank (and cause any guarantor to supply
Bank) with such other information (including tax returns) concerning its financial affairs (or that of any guarantor) as Bank may request from time to time hereafter, and shall promptly notify Bank of any material adverse change in Borrower's financial condition and of any condition or event which constitutes a breach of or an event which constitutes an Event of Default under this Agreement.

     6.19 Borrower is now and shall be at all times hereafter solvent and able to pay its debts (including trade debts) as they mature.

     6.20 Borrower shall immediately and without demand reimburse Bank for all sums expended by Bank in connection with any action brought by Bank to correct any default or enforce any provision of this Agreement, including all Bank Expenses; Borrower authorizes and approves all advances and payments by Bank for items described in this Agreement as Bank Expenses.

     6.21 Each warranty, representation and agreement contained in this Agreement shall be automatically deemed repeated with each advance and shall be conclusively presumed to have been relied on by Bank regardless of any investigation made or information possessed by Bank. The warranties, representations and agreements set forth herein shall be cumulative and in addition to any and all other warranties, representations and agreements which Borrower shall give, or cause to be given, to Bank, either now or hereafter.

     6.22 Borrower shall keep all of its principal bank accounts with Bank and shall notify the Bank immediately in writing of the existence of any other bank account, deposit account, or any other account into which money can be deposited.

     6.23 Borrower shall furnish to the Bank: (a) as soon as possible, but in no event later than thirty (30) days after Borrower knows or has reason to know that any reportable event with respect to any deferred compensation plan has occurred, a statement of the chief financial officer of Borrower setting forth the details concerning such reportable event and the action which Borrower proposes to take with respect thereto, together with a copy of the notice of such reportable event given to the Pension Benefit Guaranty Corporation, if a copy of such notice is available to Borrower; (b) promptly after the filing thereof with the United States Secretary of Labor or the Pension Benefit Guaranty Corporation, copies of each annual report with respect to each deferred compensation plan; (c) promptly after receipt thereof, a copy of any notice Borrower may receive from the Pension Benefit Guaranty Corporation or the Internal Revenue Service with respect to any deferred compensation plan; provided, however, this subparagraph shall not apply to notice of general application issued by the Pension Benefit Guaranty Corporation or the Internal Revenue Service; and (d) when the same is made available to participants in the deferred compensation plan, all notices and other forms of information from time to time disseminated to the participants by the administrator of the deferred compensation plan.

     6.24 Borrower is now and shall at all times hereafter remain in compliance with all federal, state and municipal laws, regulations and ordinances relating to the handling, treatment and disposal of toxic substances, wastes and hazardous material and shall maintain all necessary authorizations and permits.

     6.25 Borrower shall maintain insurance on the life of N/A
                                                           ---------------------
in an amount not to be less than _______________________________________________
Dollars ($________________) under one or more policies issued by insurance companies satisfactory to Bank, which policies shall be assigned to Bank as security for the Indebtedness and on which Bank shall be named as sole beneficiary.

     6.26 Borrower shall limit direct and indirect compensation paid to the following employees: __________________________________________________________,
_________________________, _____________________________ to an aggregate of
 N/A                              Dollars ($          N/A    ) per N/A        .
---------------------------------           -----------------     ------------

     6.27 Borrower shall perform all acts reasonably necessary to ensure that:
(i) Borrower and any business in which Borrower holds a substantial interest, and (ii) all customers, suppliers and vendors that are material to Borrower's business, become Year 2000 Compliant in a timely manner. Such acts shall include, without limitation, performing a comprehensive review and assessment of all of Borrower's systems and adopting a detailed plan, with itemized budget for the remediation, monitoring and testing of such systems. As used in this paragraph, "Year 2000 Compliant" shall mean, in regard to any entity, that all software, hardware, firmware, equipment, goods or systems utilized by or material to the business operations or financial condition of such entity, will properly perform date sensitive functions before, during and after the year 2000. Borrower shall, immediately upon request, provide to Bank such certifications or other evidence of Borrower's compliance with terms of this paragraph as Bank may from time to time require.

EVENTS OF DEFAULT  Any one or more of the following events shall constitute a
-----------------
default by Borrower under this Agreement:

a. If Borrower fails or neglects to perform, keep or observe any term, provision, condition, covenant, agreement, warranty or representation contained in this Agreement, or any other present or future agreement between Borrower and Bank;

     b. If any representation, statement, report or certificate made or delivered by Borrower, or any of its officers, employees or agents to Bank is not true and correct;

     c. If Borrower fails to pay when due and payable or declared due and payable, all or any portion of the Borrower's Obligations (whether of principal, interest, taxes, reimbursement of Bank Expenses, or otherwise);

     d. If there is a material impairment of the prospect of repayment of all or any portion of Borrower's Obligations or a material impairment of the value or priority of Bank's security interest in the Collateral;

     e. If all or any of Borrower's assets are attached, seized, subject to a writ or distress warrant, or are levied upon, or come into the possession of any Judicial Officer or Assignee and the same are not released, discharged or bonded against within ten (10) days thereafter;

     f. If any Insolvency Proceeding is filed or commenced by or against Borrower without being dismissed within ten (10) days thereafter;

                                      11.

                                                       LOAN & SECURITY AGREEMENT
                                                       (Accounts & Inventory)

     g. If any proceeding is filed or commenced by or against Borrower for its dissolution or liquidation;

     h. If Borrower is enjoined, restrained or in any way prevented by court order from continuing to conduct all or any material part of its business affairs;

     i. If a notice of lien, levy or assessment is filed of record with respect to any or all of Borrower's assets by the United States Government, or any department, agency or instrumentality thereof, or by any state, county, municipal or other government agency, or if any taxes or debts owing at any time hereafter to any one or more of such entities becomes a lien, whether choate or otherwise, upon any or all of the Borrower's assets and the same is not paid on the payment date thereof;

     j. If a judgment or other claim becomes a lien or encumbrance upon any or all of Borrower's assets and the same is not satisfied, dismissed or bonded against within ten (10) days thereafter;

     k. If Borrower's records are prepared and kept by an outside computer service bureau at the time this Agreement is entered into or during the term of this Agreement such an agreement with an outside service bureau is entered into, and at any time thereafter, without first obtaining the written consent of Bank, Borrower terminates, modifies, amends or changes its contractual relationship with said computer service bureau or said computer service bureau fails to provide Bank with any requested information or financial data pertaining to Bank's Collateral, Borrower's financial condition or the results of Borrower's operations;

     l. If Borrower permits a default in any material agreement to which Borrower is a party with third parties so as to result in an acceleration of the maturity of Borrower's indebtedness to others, whether under any indenture, agreement or otherwise;

     m. If Borrower makes any payment on account of indebtedness which has been subordinated to Borrower's Obligations to Bank;

     n. If any misrepresentation exists now or thereafter in any warranty or representation made to Bank by any officer or director of Borrower, or if any such warranty or representation is withdrawn by any officer or director;

     o. If any party subordinating its claims to that of Bank's or any guarantor of Borrower's Obligations dies or terminates its subordination or guaranty, becomes insolvent or an Insolvency Proceeding is commenced by or against any such subordinating party or guarantor;

     p.   If Borrower is an individual and Borrower dies;

     q.   If there is a change of ownership or control of N/A percent ( N/A %)
                                                          ---          -----
     or more of the issued and outstanding stock of Borrower; or

     r. If any reportable event, which the Bank determines constitutes grounds for the termination of any deferred compensation plan by the Pension Benefit Guaranty Corporation or for the appointment by the appropriate United States District Court of a trustee to administer any such plan, shall have occurred and be continuing thirty (30) days after written notice of such determination shall have been given to Borrower by Bank, or any such Plan shall be terminated within the meaning of Title IV of the Employment Retirement Income Security Act ("ERISA"), or a trustee shall be appointed by the appropriate United States District Court to administer any such plan, or the Pension Benefit Guaranty Corporation shall institute proceedings to terminate any plan and in case of any event described in this Section 7.0, the aggregate amount of the Borrower's liability to the Pension Benefit Guaranty Corporation under Sections 4062,4063 or 4064 of ERISA shall exceed five percent (5%) of Borrower's Tangible Effective Net Worth.

          Notwithstanding anything contained in Section 7 to the contrary, Bank shall refrain from exercising its rights and remedies and Event of Default shall thereafter not be deemed to have occurred by reason of the occurrence of any of the events set forth in Sections 7.e, 7.f or 7.j of this Agreement if, within ten (10) days from the date thereof, the same is released, discharged, dismissed, bonded against or satisfied; provided, however, if the event is the institution of Insolvency Proceedings against Borrower, Bank shall not be obligated to make advances to Borrower during such cure period.

8. BANK'S RIGHTS AND REMEDIES
   --------------------------

          8.1 Upon the occurence of an Event of Default by Borrower under this Agreement, Bank may, at its election, without notice of its election and without demand, do any one or more of the following, all of which are authorized by Borrower:

     a. Declare Borrower's Obligations, whether evidenced by this Agreement, installment notes, demand notes or otherwise, immediately due and payable to the Bank;

     b. Cease advancing money or extending credit to or for the benefit of Borrower under this Agreement, or any other agreement between Borrower and Bank;

     c. Terminate this Agreement as to any future liability or obligation of Bank, but without affecting Bank's rights and security interests in the Collateral, and the Obligations of Borrower to Bank;

                                      12.

                                                       LOAN & SECURITY AGREEMENT
                                                       (Accounts & Inventory)

          d.. Without notice to or demand upon Borrower or any guarantor, make such payments and do such acts as Bank considers necessary or reasonable to protect its security interest in the Collateral. Borrower agrees to assemble the Collateral if Bank so requires and to make the Collateral available to Bank as Bank may designate. Borrower authorizes Bank to enter the premises where the Collateral is located, take and maintain possession of the Collateral and the premises (at no charge to Bank), or any part thereof, and to pay, purchase, contest or compromise any encumbrance, charge or lien which in the opinion of Bank appears to be prior or superior to its security interest and to pay all expenses incurred in connection therewith;

          e. Without limiting Bank's rights under any security interest, Bank is hereby granted a license or other right to use, without charge, Borrower's labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks and advertising matter, or any property of a similar nature as it pertains to the Collateral, in completing production of, advertising for sale and selling any Collateral and Borrower's rights under all licenses and all franchise agreement shall inure to Bank's benefit, and Bank shall have the right and power to enter into sublicense agreements with respect to all such rights with third parties on terms acceptable to Bank;

          f. Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sales and sell (in the manner provided for herein) the Inventory;

          g. Sell or dispose the Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Borrower's premises) as is commercially reasonable in the opinion of Bank. It is not necessary that the Collateral be present at any such sale;

          h. Bank shall give notice of the disposition of the Collateral as follows:

               (1) Bank shall give the Borrower and each holder of a security interest in the Collateral who has filed with Bank a written request for notice, a notice in writing of the time and place of public sale, or, if the sale is a private sale or some disposition other than a public sale is to be made of the Collateral, the time on or after which the private sale or other disposition is to be made;

               (2) The notice shall be personally delivered or mailed, postage prepaid, to Borrower's address appearing in this Agreement, at least five (5) calendar days before the date fixed for the sale, or at least five (5) calendar days before the date on or after which the private sale or other disposition is to be made, unless the Collateral is perishable or threatens to decline speedily in value. Notice to persons other than Borrower claiming an interest in the Collateral shall be sent to such addresses as have been furnished to Bank;

               (3) If the sale is to be a public sale, Bank shall also give notice of the time and place by publishing a notice one time at least five (5) calendar days before the date of the sale in a newspaper of general circulation in the county in which the sale is to be held; and

               (4)  Bank may credit bid and purchase at any public sale.

          i. Borrower shall pay all Bank Expenses incurred in connection with Bank's enforcement and exercise of any of its rights and remedies as herein provided, whether or not suit is commenced by Bank;

          j. Any deficiency which exists after disposition of the Collateral as provided above will be paid immediately by Borrower. Any excess will be returned, without interest and subject to the rights of third parties, to Borrower by Bank, or, in Bank's discretion, to any party who Bank believes, in good faith, is entitled to the excess; and

          k. Without constituting a retention of Collateral in satisfaction of an obligation within the meaning of 9505 of the Uniform Commercial Code or an action under California Code of Civil Procedure 726, apply any and all amounts maintained by Borrower as deposit accounts (as that term is defined under 9105 of the Uniform Commercial Code) or other accounts that Borrower maintains with Bank against the Obligations.

          8.2 Bank's rights and remedies under this Agreement and all other agreements shall be cumulative. Bank shall have all other rights and remedies not inconsistent herewith as provided by law or in equity. No exercise by Bank of one right or remedy shall be deemed an election, and no waiver by Bank of any default on Borrower's part shall be deemed a continuing waiver. No delay by Bank shall constitute a waiver, election or acquiescence by Bank..

     9. TAXES AND EXPENSES REGARDING BORROWER'S PROPERTY
        ------------------------------------------------

If Borrower fails to pay promptly when due to another person or entity. monies which Borrower is required to pay by reason of any provision in this Agreement, Bank may. but need not, pay the same and charge Borrower's account therefor, and Borrower shall promptly reimburse Bank. All such sums shall become additional indebtedness owing to Bank, shall bear interest at the rate hereinabove provided, and shall be secured by all Collateral. Any payments made by Bank shall not constitute (i) an agreement by it to make similar payments in the future, or (ii) a waiver by Bank of any default under this Agreement. Bank need not inquire as to, or contest the validity of, any such expense, tax, security interest, encumbrance or lien and the receipt of the usual official notice of the payment thereof shall be conclusive evidence that the same was validly due and owing. Such payments shall constitute Bank Expenses and additional advances to Borrower.

                                      13.

                                             LOAN & SECURITY AGREEMENT
                                             (Accounts & Inventory)

10. WAIVERS
    -------

          10.1 Borrower agrees that checks and other instruments received by Bank in payment or on account of Borrower's Obligations constitute only conditional payment until such items are actually paid to Bank and Borrower waives the right to direct the application of any and all payments at any time or times hereafter received by Bank on account of Borrower's Obligations and Borrower agrees that Bank shall have the continuing exclusive right to apply and reapply such payments in any manner as Bank may deem advisable, notwithstanding any entry by Bank upon its books.

          10.2 Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension or renewal of any or all commercial paper, accounts, documents, instruments chattel paper, and guarantees at any time held by Bank on which Borrower may in any way be liable.

          10.3 Bank shall not in any way or manner be liable or responsible for
     (a) the safekeeping of the Inventory; (b) any loss or damage thereto occurring or arising in any manner or fashion from any cause; (c) any diminution in the value thereof; or (d) any act or default of any carrier, warehouseman, bailee, forwarding agency or other person whomsoever. All risk of loss, damage or destruction of Inventory shall be borne by Borrower.

          10.4 Borrower waives the right and the right to assert a confidential relationship, if any, it may have with any accountant, accounting firm and/or service bureau or consultant in connection with any information requested by Bank pursuant to or in accordance with this Agreement, and agrees that a Bank may contact directly any such accountants, accounting firm and/or service bureau or consultant in order to obtain such information.

          10.5 BORROWER AND BANK EACH WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY TRANSACTION HEREUNDER, OR CONTEMPLATED HEREUNDER, OR ANY OTHER CLAIM (INCLUDING TORT OR BREACH OF DUTY CLAIMS) OR DISPUTE HOWSOEVER ARISING BETWEEN BANK AND BORROWER.

          10.6 In the event that Bank elects to waive any rights or remedies hereunder, or compliance with any of the terms hereof, or delays or fails to pursue or enforce any term, such waiver, delay or failure to pursue or enforce shall only be effective with respect to that single act and shall not be construed to affect any subsequent transactions or Bank's right to later pursue such rights and remedies.

11.  ONE CONTINUING LOAN TRANSACTION  All loans and advances heretofore, now or
     -------------------------------
at any time or times hereafter made by Bank to Borrower under this Agreement or any other agreement between Bank and Borrower, shall constitute one loan secured by Bank's security interests in the Collateral and by all other security interests, liens, encumbrances heretofore, now or from time to time hereafter granted by Borrower to Bank.

Notwithstanding the above, (i) to the extent that any portion of the Obligations are a consumer loan, that portion shall not be secured by any deed of trust or mortgage on or other security interest in the Borrower's principal dwelling which is not a purchase money security interest as to that portion, unless expressly provided to the contrary in another place, or (ii) if the Borrower (or any of them) has (have) given or give(s) Bank a deed of trust or mortgage covering real property, that deed of trust or mortgage shall not secure the loan and any other Obligation of the Borrower (or any of them), unless expressly provided to the contrary in another place.

12.  NOTICES  Unless otherwise provided in this Agreement, all notices or
     -------
demands by either party on the other relating to this Agreement shall be in writing and sent by regular United States mail, postage prepaid, properly addressed to Borrower or to Bank at the addresses stated in this Agreement, or to such other addresses as Borrower or Bank may from time to time specify to the other in writing. Requests to Borrower by Bank hereunder may be made orally.

13.  AUTHORIZATION TO DISBURSE  Bank is hereby authorized to make loans and
     -------------------------
advances hereunder upon telephonic or other instructions received from anyone purporting to be an officer, employee, or representative of Borrower, or at the discretion of Bank if said loans and advances are necessary to meet any Obligations of Borrower to Bank. Bank shall have no duty to make inquiry or verify the authority of any such party, and Borrower shall hold Bank harmless from any damage, claims or liability by reason of Bank's honor of, or failure to honor, any such instructions.

14.  DESTRUCTION OF BORROWER'S DOCUMENTS  Any documents, schedules, invoices or
     -----------------------------------
other papers delivered to Bank, may be destroyed or otherwise disposed of by Bank six (6) months after they are delivered to or received by Bank, unless Borrower requests, in writing, the return of the said documents, schedules, invoices or other papers and makes arrangements, at Borrower's expense, for their return.

15.  CHOICE OF LAW  The validity of this Agreement, its construction,
     -------------
interpretation and enforcement, and the rights of the parties hereunder and concerning the Collateral, shall be determined according to the laws of the State of California. The parties agree that all actions or proceedings arising in connection with this Agreement shall be tried and litigated only in the state and federal courts in the Northern District of California or the County of Santa Clara.

16.  GENERAL PROVISIONS
     ------------------

     16.1 This Agreement shall be binding and deemed effective when executed by the Borrower and accepted and executed by Bank at its headquarter office.

                                      14.

                                             LOAN & SECURITY AGREEMENT
                                             (Accounts & Inventory)

          16.2 This Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties, provided, however, that Borrower may not assign this Agreement or any rights hereunder without Bank's prior written consent and any prohibited assignment shall be absolutely void. No consent to an assignment by Bank shall release Borrower or any guarantor from their Obligations to Bank. Bank may assign this Agreement and its rights and duties hereunder. Bank reserves the right to sell, assign, transfer, negotiate or grant participations in all or any part of, or any interest in Bank's rights and benefits hereunder. In connection therewith, Bank may disclose all documents and information which Bank now or hereafter may have relating to Borrower or Borrower's business.

          16.3 Paragraph headings and paragraph numbers have been set forth herein for convenience only; unless the contrary is compelled by the context, everything contained in each paragraph applies equally to this entire Agreement.

          16.4 Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against Bank or Borrower, whether under any rule of construction or otherwise; on the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of all parties hereto. When permitted by the context, the singular includes the plural and vice versa.

          16.5 Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

          16.6 This Agreement cannot be changed or terminated orally. Except as to currently existing Obligations owing by Borrower to Bank, all prior agreements, understandings, representations, warranties, and negotiations, if any, with respect to the subject matter hereof, are merged into this Agreement.

          16.7 The parties intend and agree that their respective rights, duties, powers, liabilities, obligations and discretions shall be performed, carried out, discharged and exercised reasonably and in good faith.

          16.8 In addition, if this Agreement is secured by a deed of trust or mortgage covering real property, then the trustor or mortgagor shall not mortgage or pledge the mortgaged premises as security for any other indebtedness or obligations. This Agreement, together with all other indebtedness secured by said deed of trust or mortgage, shall become due and payable immediately, without notice, at the option of Bank, (a) if said trustor or mortgagor shall mortgage or pledge the mortgaged premises for any other indebtedness or obligations or shall convey, assign or transfer the mortgaged premises by deed, installment sale contract or other instrument; (b) if the title to the mortgaged premises shall become vested in any other person or party in any manner whatsoever, or (c) if there is any disposition (through one or more transactions) of legal or beneficial title to a controlling interest of said trustor or mortgagor.

     IN WITNESS WHEREOF, the parties hereto have caused this Loan & Security Agreement (Accounts and Inventory) to be executed as of the date first hereinabove written.

ATTEST:

__________________________________________
Title:

                                             BORROWER: Provena Foods Inc.

Accepted and effective as of July 31, 2000   By: /s/ Thomas J. Mulroney
                             -------------       -------------------------------
at Bank's Headquarter Office                     Signature of

                                             Title:  CFO
                                                   -----------------------------

Comerica Bank-California                     By:________________________________
------------------------------------------      Signature of

By:                                          Title:_____________________________
   ---------------------------------------
   Signature of Stephen Moore

Title: Corporate Banking Officer             By:________________________________
      ------------------------------------      Signature of

                                             Title:_____________________________

                                             By:________________________________
                                                Signature of

                                             Title:_____________________________

                                      15.

                                 COST OF FUNDS
                                 -------------
                    Addendum To Loan and Security Agreement
                    ---------------------------------------

This Addendum to Loan and Security Agreement (this "Addendum") is entered into as of this 31st day of July, 2001, by and between Comerica Bank-California
           ----        ----  ----
("Bank") and Provena Foods Inc. ("Borrower"). This Addendum supplements the
             ------------------
terms of the Loan and Security Agreement of even date herewith.

1.   Definitions.
     -----------

     a.   Advance. As used herein, "Advance" means a borrowing requested by
          -------                   -------
Borrower and made by Bank under the Note, including a COST OF FUNDS Option Advance and/or a Base Rate Option Advance.

     b.   Business Day. As used herein, "Business Day" means any day except a
          ------------                   ------------
Saturday, Sunday or any other day designated as a holiday under Federal or California statute or regulation.

     c.   COST OF FUNDS. As used herein, "COST OF FUNDS" means the rate
          -------------                   -------------
determined by Bank, in its sole discretion, from time to time as its cost of funds, as such rate may change from time to time.

     d.   COST OF FUNDS Period. As used herein, "COST OF FUNDS Period" means,
          --------------------                   --------------------
with respect to a COST OF FUNDS Option Advance:

          (1) initially, the period commencing on, as the case may be, the date the Advance is made or the date on which the Advance is converted to a COST OF FUNDS Option Advance, and continuing for, in every case, a minimum of thirty (30) but no greater than one hundred &
                       --------------------------------------------------------
               eigthy (180) days thereafter so long as the COST OF FUNDS Option
               -----------------
               is quoted for such period in the applicable interbank COST OF FUNDS market, as such period is selected by Borrower in the notice of Advance as provided in the Note or in the notice of conversion as provided in this Addendum; and

          (2) thereafter, each period commencing on the last day of the next preceding COST OF FUNDS Period applicable to such COST OF FUNDS Option Advance and continuing or, in every case, a minimum of
                                                                  ----------
               thirty (30) but no greater than one hundred & eigthy (180) days
               ---------------------------------------------------------------
               thereafter so long as the COST OF FUNDS Option is quoted for such period in the applicable interbank COST OF FUNDS market, as such period is selected by Borrower in the notice of continuation as provided in this Addendum.

     e.   Note. As used herein, "Note" means the Loan and Security Agreement of
          ----                   ----
even date herewith.

     f.   Regulation D. As used herein, "Regulation D" means Regulation D of the
          ------------                   ------------
Board of Governors of the Federal Reserve System as amended or supplemented from time to time.

     g.   Regulatory Development. As used herein, "Regulatory Development" means
          ----------------------                   ----------------------
any or all of the following: (i) any change in any law, regulation or interpretation thereof by any public authority (whether or not having the force of law); (ii) the application of any existing law, regulation or the interpretation thereof by any public authority (whether or not having the force of law); and (iii) compliance by Bank with any request or directive (whether or not having the force of law) of any public authority.

2.   Selection of Interest Rate Options. Borrower shall have the following
     ----------------------------------
     options regarding the interest rate to be paid by Borrower on advances under the Note:

     a.   A rate equal to Three and a quarter percent (3.250%) above Bank's COST
                          -------------------          -----
          OF FUNDS, (the "COST OF FUNDS Option"), which COST OF FUNDS Option shall be in effect during the relevant COST OF FUNDS Period; or

     b.   A rate equal to One and a quarter percent (.75%) above the "Base Rate"
                          -----------------          ---
          as referenced in the Note and quoted from time to time by Comerica Bank-California, as such rate may change from time to time (the "Base Rate Option").

3.   COST OF FUNDS Option Advance. The minimum COST OF FUNDS option advance will
     ----------------------------
be not less than Five Hundred Thousand for any COST OF FUNDS Option Advance.
                 ---------------------

4.   Payment of COST OF FUNDS Option. Interest on each COST OF FUNDS Option
     -------------------------------
Advance shall be payable pursuant to the terms of the Note. Interest on such COST OF FUNDS Option Advance shall be computed on the basis of a 360-day year and shall be assessed for the actual number of days elapsed from the first day of the COST OF FUNDS Period applicable thereto but not including the last day thereof.

5.   Bank's Records Re: COST OF FUNDS Option Advances. With respect to each COST
     ------------------------------------------------
OF FUNDS-Option Advance, Bank is hereby authorized to note the date, principal amount, interest rate and COST OF FUNDS Period applicable thereto and any payments made thereon on Bank's books and records (either manually or by electronic entry) and/or on any schedule attached to the Note, which notations shall be prima facie evidence of the accuracy of the information noted.

6.   Conversion of Interest Rate Options. At any time the COST OF FUNDS Option
     -----------------------------------
is in effect, Borrower may, at the end of the applicable COST OF FUNDS Period, convert to the Base Rate Option. At any time the Base Rate Option is in effect, Borrower may convert to the COST OF FUNDS Period designated by Borrower. At the time each advance is requested under the Note and/or Borrower wishes to select the COST OF FUNDS Option for all or a portion of the outstanding principal balance of the Note, and at the end of each COST OF FUNDS Period, Borrower shall give Bank notice specifying (a) the interest rate option selected by Borrower;
(b) the principal amount subject thereto; and (c) if the COST OF FUNDS Option is selected, the length of the applicable COST OF FUNDS Period. Any such notice may be given by telephone so long as, with respect to each COST OF FUNDS Option selected by Borrower, (i) Bank receives written confirmation from Borrower not later than three (3) Business Days after such telephone notice is given; and
(ii) such notice is given to Bank prior to 10:00 a.m., California time, on the first day of the COST OF FUNDS Period. For each COST OF FUNDS Option requested hereunder, Bank will quote the applicable fixed COST OF FUNDS rate to Borrower at approximately 10:00 a.m., California time, on the first day of the COST OF FUNDS Period. If Borrower does not immediately accept the rate quoted by Bank, any subsequent acceptance by Borrower shall be subject to a redetermination by Bank; provided however, that if Borrower fails to accept any such quotation is given, then the quoted rate shall expire and Bank shall have no obligation to permit a COST OF FUNDS Option to be selected on such day. If no specific designation of interest is made at the time any advance is requested under the Note or at the end of any COST OF FUNDS Period, Borrower shall be deemed to have selected the Base Rate Option for such advance or the principal amount to which such COST OF FUNDS Period applied.

7.   Default Interest. From and after the maturity date of the Note, or such
     ----------------
earlier date as all principal owing hereunder becomes due and payable by acceleration or otherwise, the outstanding principal balance of the Note shall bear interest until paid in full at an increased rate per annum (computed on the basis of a 360-day year, actual days elapsed) equal to THREE percent (3.0%)
                                                       -----          ---
above the rate of interest from time to time applicable to the Note.

8.   Prepayment. Bank is not under any obligation to accept any prepayment of
     ----------
any COST OF FUNDS Option Advance except as described below or as required under applicable law. Borrower may prepay a Base Rate Option Advance at any time, without paying any Prepayment Amount, as defined below. Borrower may prepay a COST OF FUNDS Option Advance in increments of Five Hundred Dollars ($500.00) prior to the end of the COST OF FUNDS Period, as long as (i) Bank is provided written notice of such prepayment at least five (5) COST OF FUNDS Business Days prior to the date thereof (the "Prepayment Date"); and (ii) Borrower pays the Prepayment Amount. The notice of prepayment shall contain the following information: (a) the Prepayment Date; and (b) the COST OF FUNDS Option Advance which will be prepaid. On the Prepayment Date, Borrower shall pay to Bank, in addition to any other amount that may then be due on the Note, the Prepayment Amount. Bank, in its sole discretion, may accept any prepayment of a COST OF FUNDS Option Advance even if not required to do so under the Note and may deduct from the amount to be applied against the COST OF FUNDS Option Advance any other amounts required to be paid as part of the Prepayment Amount.

     The Prepaid Principal Amount (as defined below) will be applied to the COST OF FUNDS Option Advance being prepaid as Bank shall determine in its sole discretion.

     If Bank exercises its right to accelerate the payment of the Note prior to maturity based upon an Event of Default under the Note, Borrower shall pay to Bank, in addition to any other amounts that may then be due on the Note, on the date specified by Bank as the Prepayment Date, the Prepayment Amount.

     Bank's determination of the Prepayment Amount will be conclusive in the absence of obvious error or fraud. If requested in writing by Borrower, Bank will provide Borrower a written statement specifying the Prepayment Amount.

     The following (the "Prepayment Amount") shall be due and payable in full on the Prepayment Date:

     a. If the principal amount of the COST OF FUNDS Option Advance being prepaid exceeds Seven Hundred Fifty Thousand Dollars ($750,000), then the Prepayment Amount is the sum of: (i) the amount of the principal balance of the COST OF FUNDS Option Advance which Borrower has elected to prepay or the amount of the principal balance of the COST OF FUNDS Option Advance which Bank has required Borrower to prepay because of acceleration, as the case may be (the "Prepaid Principal Amount"); (ii) interest accruing on the Prepaid Principal Amount up to, but not including, the Prepayment Date; (iii) Five Hundred Dollars ($500.00); plus (iv) the present value, discounted at the Reinvestment Rates (as defined below) of the positive amount by which (A) the interest Bank would have earned had the Prepaid Principal Amount not been paid prior to the end of the COST OF FUNDS Period at the Note's interest rate exceeds (B) the interest Bank would earn by reinvesting the Prepaid Principal Amount at the Reinvestment Rates.

     b. If the principal amount of the COST OF FUNDS Option Advance being prepaid is Seven Hundred Fifty Thousand Dollars ($750,000) or less, then the Prepayment Amount is the sum of: (i) the principal amount of the COST OF FUNDS Option Advance which Borrower has elected to prepay or the principal amount of the COST OF FUNDS Option Advance which Bank has required Borrower to prepay because of acceleration due to an Event of Default under the Note, as the case may be (the "Prepaid Principal Amount"); (ii) interest accruing on the Prepaid Principal Amount up to, but not including, the Prepayment Date; plus (iii) an amount equal to two percent (2%) of the Prepaid Principal Amount.

     "Reinvestment Rates" mean the per annum rates of interest equal to one half percent (1/2%) above the rates of interest reasonably determined by Bank to be in effect not more than seven (7) days prior to the Prepayment Date in the secondary market for United States Treasury Obligations in amount(s) and with maturity(ies) which correspond (as closely as possible) to the COST OF FUNDS Option Advance being prepaid.

     BY INITIALING BELOW, BORROWER ACKNOWLEDGE(S) AND AGREE(S) THAT: (A) THERE IS NO RIGHT TO PREPAY THE NOTE, IN WHOLE OR IN PART, WITHOUT PAYING THE PREPAYMENT AMOUNT, EXCEPT AS OTHERWISE REQUIRED UNDER APPLICABLE LAW; (B) BORROWER SHALL BE LIABLE FOR PAYMENT OF THE PREPAYMENT AMOUNT IF BANK EXERCISES ITS RIGHT TO ACCELERATE PAYMENT OF THE NOTE, INCLUDING WITHOUT LIMIT, ACCELERATION UNDER A DUE-ON-SALE PROVISION; (C) BORROWER WAIVES(S) ANY RIGHTS UNDER SECTION 2954.10 OF THE CALIFORNIA CIVIL CODE, OR ANY SUCCESSOR STATUTE; AND (D) BANK HAS MADE THE LOAN EVIDENCED BY THE NOTE IN RELIANCE ON THESE AGREEMENTS.

T.M.
---------------
BORROWER'S INITIALS

9.   Hold Harmless and Indemnification. Borrower agrees to indemnify Bank and to
     ---------------------------------
hold Bank harmless from, and to reimburse Bank on demand for, all losses and expenses which Bank sustains or incurs as a result of (i) any payment of a COST OF FUNDS Option Advance prior to the last day of the COST OF FUNDS Period for such COST OF FUNDS Option Advance for any reason, including termination of the Note, whether pursuant to this Addendum or the occurrence of an Event of Default for any reason; (ii) any termination of a COST OF FUNDS Period in accordance with this Addendum; or (iii) any failure by Borrower, for any reason, to borrow any portion of a COST OF FUNDS Option Advance.

10.  Funding Losses. The indemnification and hold harmless provisions set forth
     --------------
in this Addendum shall include, without limitation, all losses and expenses arising from interest and fees that Bank pays to lenders of funds it obtained in order to fund the loans to Borrower on the basis of the COST OF FUNDS Option(s) and all losses incurred in liquidating or re-deploying deposits from which such funds were obtained and loss of profit for the period after termination. A written statement by Bank to Borrower of such losses and expenses shall be conclusive and binding, absent manifest error, for all purposes. This obligation shall survive the termination of this Addendum and the payment of the Note.

11.  Regulatory Developments Or Other Circumstances Relating To Illegality or
     ------------------------------------------------------------------------
Impracticality of COST OF FUNDS. If any Regulatory Development or other
-------------------------------
circumstances relating to the interbank Euro-dollar markets shall, at any time, in Bank's reasonable determination, make it unlawful or impractical for Bank to fund or maintain, during any COST OF FUNDS Period, to determine or charge interest rates based upon COST OF FUNDS, Bank shall give notice of such circumstances to Borrower and:

     (i) In the case of a COST OF FUNDS Period in progress, Borrower shall, if requested by Bank, promptly pay any interest which had accrued prior to such request and the date of such request shall be deemed to be the last day of the term of the COST OF FUNDS Period; and

     (ii) No COST OF FUNDS Period may be designated thereafter until Bank determines that such would be practical.

12.  Additional Costs. Borrower shall pay to Bank from time to time, upon Bank's
     ----------------
request, such amounts as Bank determines are needed to compensate Bank for any costs it incurred which are attributable to Bank having made or maintained a COST OF FUNDS Option Advance or to Bank's obligation to make a COST OF FUNDS Option Advance, or any reduction in any amount receivable by Bank hereunder with respect to any COST OF FUNDS Option or such obligation (such increases in costs and reductions in amounts receivable being herein called "Additional Costs"),
                                                          ----------------
resulting from any Regulatory Developments, which (i) change the basis of taxation of any amounts payable to Bank hereunder with respect to taxation of any amounts payable to Bank hereunder with respect to any COST OF FUNDS Option Advance (other than taxes imposed on the overall net income of Bank for any COST OF FUNDS Option Advance by the jurisdiction where Bank is headquartered or the jurisdiction where Bank extends the COST OF FUNDS Option Advance; (ii) impose or modify any reserve, special deposit, or similar requirements relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, Bank (including any COST OF FUNDS Option Advance or any deposits referred to in the definition of COST OF FUNDS); or (iii) impose any other condition affecting this Addendum (or any of such extension of credit or liabilities). Bank shall notify Borrower of any event occurring after the date hereof which entitles Bank to compensation pursuant to this paragraph as promptly as practicable after it obtains knowledge thereof and determines to request such compensation. Determinations by Bank for purposes of this paragraph, shall be conclusive, provided that such determinations are made on a reasonable basis.

13.  Legal Effect. Except as specifically modified hereby, all of the terms and
     ------------
conditions of the Note remain in full force and effect.

     IN WITNESS WHEREOF, the parties have agreed to the foregoing as of the date first set forth above.



Provena Foods Inc.                   COMERICA BANK-CALIFORNIA
-----------------------------------
Borrower

By: /s/ Thomas J. Mulroney           By:
    -------------------------------     ----------------------------------------
Title:   CFO                            Stephen Moore, Corporate Banking Officer
      -----------------------------

[LOGO OF COMERICA]

                                             INVENTORY RIDER
                                           (REVOLVING ADVANCE)

Borrower(s): Provena Foods Inc.

     Borrower has entered into a certain Revolving Credit and Security Agreement (Accounts and Inventory) or a certain Loan and Security Agreement (Accounts and Inventory) (either hereinafter referred to as "Agreement") dated July 31, 2000
                                                                 -------------
with Bank (Secured Party). This INVENTORY RIDER (hereinafter referred to as this Rider) dated July 31, 2000 is hereby made a part of and incorporated into that
             -------------
agreement.

     1. At the request of Borrower, made at any time and from time to time during the term of the Agreement, and so long as no event of default under the Agreement has occurred and Borrower is in full, faithful and timely compliance with each and all of the covenants, conditions, warranties and representations contained in the Agreement, this Rider and/or any other agreement between Bank and Borrower, Bank agrees to lend Borrower Thirty Percent percent ( 30.000 %) of
                                           --------------           ------
the lower of cost or market value of Borrower's raw materials and finished goods Inventory, and as may be adjusted by Bank, in Bank's discretion, for age and seasonality or other factors affecting the value of the Inventory, up to a maximum advance outstanding at any one time of One Million and no/100 Dollars
                                               ----------------------
($1,000,000.00) upon Borrower's concurrent execution and delivery to bank of a
  ------------
Designation of inventory, or Certification of Borrowing Base, in form customarily used by Bank. All advances made and to be made pursuant to this Rider are solely and exclusively to enable Borrower to acquire rights in and purchase new Inventory, and Borrower represents and warrants that all advances by Bank pursuant to this Rider will be used solely and exclusively for such purpose; and since such advances will be used for the foregoing purposes, Bank's security interest in Borrower's Inventory is and shall be at all times a purchase money security interest as that term is described in Section 9107 of the California Uniform Commercial Code.

     2. Advances made by Bank to Borrower pursuant to this Rider shall be included as part of the Obligations of Borrower to Bank as the term "Obligations" is defined in the Agreement; and at Bank's option, advances pursuant to this Rider may be evidenced by promissory note(s), in form and on terms satisfactory to Bank. All such advances shall bear interest at the rate and be payable in the manner specified in said promissory note(s) in the event Bank exercises the aforementioned option, and in the event Bank does not, such advances shall bear interest at the rate and be payable in the manner specified in the Agreement.

     3. All of the terms, covenants, warranties, conditions, agreements and representations of the Agreement are incorporated herein as though set forth in their entirety and are hereby reaffirmed by Borrower and Bank as though fully set forth herein.

BORROWER(S): Provena Foods Inc.

/s/ Thomas J. Mulroney
------------------------------------    ________________________________________
By:                                     By:

____________________________________    ________________________________________
By:                                     By:


Accepted this 31st day of July, 2000 at Bank's place of business in San Jose, CA
              ----        ----------                                ------------
95113.
-----


                                        ----------------------------------------
                                        By: Stephen Moore, Corporate Banking
                                            Officer

[LOGO OF COMERICA]

                                                  EQUIPMENT
                                                    RIDER

Borrower(s): Provena Foods Inc.

     Borrower has entered into a certain Revolving Credit and Security Agreement (Accounts and Inventory) or a certain Loan and Security Agreement (Accounts and Inventory) (either hereinafter referred to as "Agreement", dated July 31, 2000
                                                                 -------------
with Bank (Secured Party). This EQUIPMENT RIDER (hereinafter referred to as this Rider) dated July 31, 2000 is hereby made a pan of and Incorporated Into that
             -------------
Agreement.

1. Borrower grants to Bank a security interest in the following (hereinafter referred to as "Equipment"):

   (a) All of Borrower's present machinery, equipment, fixtures, vehicles, office equipment, furniture, furnishings, tools, dies, jigs and attachments, wherever located, (including but not limited to, the items listed and described on the Schedule of Equipment attached hereto and marked Exhibit "A" and by this reference made a part hereof as though fully set forth hereat);

   (b) all of Borrower's additional equipment, wherever located, of like or unlike nature, to be acquired hereafter, and all replacements, substitutes, accessions, additions and improvements to any of the foregoing; and

   (c) all of Borrowers general Intangibles, including without limitation, computer programs, computer disks, computer tapes, literature, reports, catalogs, drawings, blueprints and other proprietary items.

2. Bank's security interest in the Equipment as set forth above shall secure each, any and all of Borrower's Obligations to Bank as the term "Obligations" is defined in the Agreement; and, the payment of Borrower's indebtedness in the principal amount of Ten Million Six Hundred Forty One Thousand One Hundred and
                    ----------------------------------------------------------
no/100 Dollars ($10,641,100.00) and Interest evidenced by Various Notes.
------           -------------                            -------------

3. Bank may, in its sole discretion, from time to time hereafter, make loans to Borrower. Loans made by Bank to Borrower pursuant to this Rider shall be included as part of the Obligations of Borrower to Bank and at Bank's option, may be evidenced by promissory note(s), in form satisfactory to Bank. Such loans shall bear interest at the rate and be payable in the manner specified in said promissory note(s) in the event Bank exercises the aforementioned option, and in the event Bank does not, such loans shall bear interest at the rate and be payable in the manner specified in the Agreement.

4. Borrower represents and warrants to Bank that:

   (a) it has good and indefeasible title to the Equipment;

   (b) the Equipment is and will be free and clear of all liens, security interests, encumbrances and claims, except as held by Bank,

   (c) the equipment shall be kept only at the following locations: 5010 & 5060
                                                                    -----------
       Eucalyptus Ave., Chino, CA. & 251 Darcy Parkway, Lathrup, CA.
       ------------------------------------------------------------

   (d) the owners or mortgagees of the respective locations are: Provena Foods
                                                                 -------------
       Inc.
       ---

   (e) Bank shall have the right upon demand now and/or at all times hereafter, during Borrower's usual business hours to inspect and examine the Equipment and Borrower agrees to reimburse Bank for its reasonable costs and expenses in so doing,

5. Borrower shall keep and maintain the Equipment in good operating condition and repair, make all necessary replacements thereto so that the value and operating efficiency thereof shall at all times be maintained and preserved. Borrower shall not permit any items of Equipment to become a fixture to real estate or accession to other property, and the Equipment is now and shall at all times remain and be personal property.

6. Borrower at its expense, shall keep and maintain: the Equipment insured against loss or damage by fire, theft, explosion, sprinklers and all other hazards and risks ordinarily insured against by other owners who use such properties and interest in properties in similar businesses for the full insurable value thereof; and business interruption insurance and public liability and property damage insurance relating to Borrowers ownership and use of its assets. All such policies of insurance shall be in such form, with such companies and in such amounts as may be satisfactory to Bank. Borrower shall deliver to Bank certified copies of such policies of insurance and evidence of the payment of all premiums thereof. All such policies of insurance (except those of public liability and property damage) shall contain an endorsement in a form satisfactory to Bank showing loss payable to Bank and all proceeds payable thereunder shall be payable to Bank and upon receipt by Bank shall be applied on the account of Borrower's Obligations, To secure the payment of Borrower's Obligations, Borrower grants Bank a security interest in and to all such policies of insurance (except those of public liability and property damage) and the proceeds thereof and directs all insurers under such policies of insurance to pay all proceeds thereof directly to Bank. Borrower hereby irrevocably appoints Bank (and any of Bank's officers, employees or agents designated by Bank) as Borrower's attorney-in-fact for the purpose of making, settling and adjusting claims under such policies of insurance and for making all determinations and decisions with respect to such policies of insurance, Each such insurer shall agree by endorsement upon the policy or policies of insurance issued by it to Borrower as required above, or by independent instruments furnished to Bank that it will give Bank at least ten (10) days written notice before any such policy or policies of insurance shall be altered or canceled, and that no act or default of Borrower, or any other person, shall affect the right of Bank to recover under such policy or policies of insurance required above or to pay any premium in whole or in part relating thereto. Bank, without waiving or releasing any obligations or defaults by Borrower hereunder, may at any time or times hereafter, but shall have no obligations to do so, obtain and maintain such policies of insurance and pay such premiums and take any other action with respect to such policies which Bank deems advisable. All sums so disbursed by Bank, including reasonable attorney's fees, court costs, expenses and other charges relating thereto, shall be a part of Borrower's Obligations and payable on demand.

7. Until default by Borrower under the Agreement or this Rider, Borrower may, subject to the provisions of the Agreement and this Rider and consistent therewith, remain in possession thereof and use the Equipment referred to herein in the ordinary course of business at the location or locations hereinabove designated.

8. All of the terms, conditions, warranties, covenants, agreements and representations of the Agreement are incorporated herein and reaffirmed.

9. Upon a default by Borrower under the Agreement or this Rider, Borrower upon request of Bank to do so, agrees to assemble and make the Equipment or any part thereof available to Bank at a place designated by Bank.

10. Borrower shall upon demand by Bank immediately deliver to Bank and properly endorse, any and all evidences of ownership, certificates of title or applications for titles to any of the aforesaid items of Equipment.

11. Bank shall not in any way or manner be liable or responsible for (a) the safekeeping of the Equipment; (b) any loss or damage thereto occurring or arising in any manner or fashion from any cause; (c) any diminution in the value thereof or (d) any act or default by any person whomsoever. All risk of Loss, damage or destruction of the Equipment shall be borne by Borrower.

Borrower(s): Provena Foods Inc.

/s/ Thomas J. Mulroney
------------------------------------        ____________________________________
By:                                         By:

____________________________________        ____________________________________
By:                                         By:

Accepted this 31st day of July, 2000 at Bank's place of business in San Jose, CA
              ----        ----------                                ------------
95113
-----

                                           By:
                                               ---------------------------------
                                               Stephen Moore, Corporate Banking
                                               Officer

[LOGO OF COMERICA]

                         Borrower's Authorization
================================================================================

                                                  Date: July 31, 2000

I (we) hereby authorize and direct Comerica Bank-California ("Bank") to pay
                                   ------------------------

to Payoff and Close #6300285773/#18 & #26             $ ________________________
   -------------------------------------------------
to _________________________________________________  $ ________________________

to _________________________________________________  $ ________________________

to _________________________________________________  $ ________________________

of the proceeds of my (our) loan from the Bank evidenced by a note in the original principal amount of:

$ 3,000,000.00, dated July 31, 2000.
  ------------        -------------


  Borrower(s):



Provena Foods Inc.



By:  /s/ Thomas J. Mulroney        Its:     CFO
   ---------------------------------------------------------------------
   SIGNATURE OF                                   TITLE